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                                                                      EXHIBIT 99

[LOGO]                                               FOR IMMEDIATE RELEASE
                                                     CONTACT:  CONWAY G. IVY
                                                     VICE PRESIDENT, CORPORATE
                                                     PLANNING AND DEVELOPMENT
                                                     216-566-2102

                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, Ohio, January 22, 2001 - The Sherwin-Williams Company (NYSE: SHW) announced that its 2000 year end results, to be released on February 8, 2001, will reflect a charge to operations of approximately $352 million ($294 million after-tax) or $1.80 per share for impairment of long-lived assets. The Company expects that its 2000 diluted earnings per share from operations, excluding this charge, will meet analysts' expectations of $1.90. Cash flow will be unaffected by this accounting charge. However, earnings per share in 2001 is expected to be favorably impacted by approximately $0.05 per share.

The impairment of long-lived assets primarily involves goodwill associated with the Company's Cleaning Solutions, Thompson's, and Pratt & Lambert businesses. The balance sheet valuation prior to these adjustments reflected expectations of higher sales, operating margins and cash flows than have been achieved. This charge is pursuant to accounting standards that reduce the carrying value of certain assets to a fair value based on current management projections of future cash flows.

The Board of Directors approved management's plan to explore the sale of the Cleaning Solutions and Graphic Arts business units. The Graphic Arts assets are not considered impaired.

Christopher M. Connor, Chairman and Chief Executive Officer, said, "The charge for asset impairment for Thompson's and Pratt & Lambert does not change Sherwin-Williams' commitment to these core businesses and our expectations for future improvement. The sale of the Cleaning Solutions and Graphic Arts businesses will be explored in order to better focus our resources on our remaining businesses."

A conference call is scheduled for 2:00 p.m. today, January 22, to discuss this charge. The conference call will be webcast simultaneously in the listen only mode via Investor Broadcast Networks' Vcall website, located at http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to download Real Player, and install any necessary audio software.


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For those who cannot listen to the live broadcast, a replay will be available at
http://www.vcall.com, approximately two hours after the call and will be available until Wednesday, January 24, at 5:00 p.m. ET.

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This press release contains certain "forward-looking statements" with respect to sales, earnings and other matters. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions; strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; raw material pricing; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.